Exhibit 10.1

Purchase and Sale Agreement

By and between

Nukkleus, Inc.

And

Michael Stephen Greenacre; Nicholas Aaron Gregory; Jamal Khurshid; Travers David Lee; Azam Shah; Craig Iain Vallis; Bertram Bartholomew Worsley; and Oliver James Worsley

Dated as of

May 24, 2021

THIS AGREEMENT (the “Agreement”) is made on the ________ day of May 2021 (the “Effective Date”)

BETWEEN

1. Nukkleus, Inc., a Delaware corporation (the “Buyer” or “NUKK”), located at 525 Washington Blvd., Suite 1405, Newport, NJ 07310; and

2. Michael Stephen Greenacre, an individual; Nicholas Aaron Gregory, an individual; Jamal Khurshid, an individual; Travers David Lee, an individual; Azam Shah, an individual; Craig Iain Vallis, an individual; Bertram Bartholomew Worsley, an individual; and Oliver James Worsley, an individual (individually hereinafter “Seller”, and collectively the “Sellers”).

Sellers and Buyer are collectively hereinafter referred to as “Parties” and each individually as a “Party”.

BACKGROUND

(A) The particulars of the Target of this Agreement are set out in Schedule 1.

(B) The Sellers are the respective legal and beneficial owners of the Sale Shares.

(C) The Sellers have each agreed to sell, and the Buyer has agreed to buy the Sellers’ Sale Shares in the Target subject to the terms and conditions of this Agreement.

AGREED TERMS

I.	INTERPRETATION

1.1.	The definitions and rules of interpretation in this clause apply in this Agreement.

Additional Payment: has the meaning given in clause 3.1.

Business Day: a day other than a Saturday, Sunday, or public holiday in England.

Closing: the completion of the sale by Sellers and purchase by Buyer of the Initial Ownership.

Closing Date: the date of this Agreement on which completion of the sale and purchase of the Initial Ownership in accordance with this Agreement shall take place. The Closing Date will take place after the Buyer has complied with Paragraph 9.3 of this Agreement.

Director: each person who is a director of the Target at the date of this Agreement, as set out in Schedule 1.

Encumbrance: any interest or equity of any person (including any right to acquire, option, or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention, or any other security agreement or arrangement.

Group: in relation to a company, that company, any Subsidiary or any Holding Company from time to time of that company, and any Holding Company of that company from time to time. Each company in a Group is a member of the Group.

Holding Company: has the meaning given in clause 1.11.

Initial Ownership: 1,152 ordinary shares of £1.00 each in the capital of the Target, being 70% of the Sale Shares.

Initial Purchase Price: the consideration to be paid by the Buyer on the Closing Date for the Initial Ownership, in accordance with clause 3 and 4.

Option: the Buyer’s option to purchase the Remaining Ownership at any time after the Closing Date, which option is reserved by way of this Agreement.

Option Completion: completion of the Option for the sale by Sellers and purchase by Buyer of the Remaining Ownership.

Option Completion Date: if applicable, the date the Buyer chooses to exercise the Option, which may be at any time after the Closing Date and shall be at least two (2) business days after the Buyer gives notice to the Sellers of its intent to exercise the Option.

Remaining Ownership: 493 ordinary shares of £1.00 each in the capital of the Target, being 30% of Sale Shares, subject to the Option.

Remaining Purchase Price: the consideration to be paid by the Buyer upon execution of the Option, if applicable.

Sale Shares: 1,645 ordinary shares of £1.00 each in the capital of the Target, all of which have been issued and are fully paid, and which comprise the whole of the issued share capital of the Target.

Target: Match Financial Limited, a private limited company formed under the Companies Act 2006, located at 4th Floor 100 Fenchurch Street, London, United Kingdom, EC3M 5JD, the details of which are set out in Schedule 1.

Tax or Taxation: all forms of taxation and statutory, governmental, state, federal, provincial, local, government or municipal charges, duties, imposts, contributions, levies, withholdings or liabilities wherever chargeable and whether of the UK or any other jurisdiction (including, for the avoidance of doubt, National Insurance contributions in the UK and corresponding obligations elsewhere) and any penalty, fine, surcharge, interest, charges or costs relating thereto ((including interest and penalties arising from the failure of the Target to make adequate installment payments under the Corporation Tax (Installments Payments) Regulations 1998 (SI 1998/3175) in any period ending on or before Option Completion Date)).

Taxation Authority: HM Revenue & Customs in the United Kingdom and any other governmental or other authority whatsoever competent to impose any Taxation, whether in the United Kingdom or elsewhere.

Transaction: the transaction contemplated by this Agreement or any part of that transaction.

1.2.	Clause, Schedule, and paragraph headings shall not affect the interpretation of this Agreement.

1.3.	References to clauses and Schedules are to the clauses of and Schedules to this Agreement, and references to paragraphs are to paragraphs of the relevant Schedule.

1.4.	The Schedules form part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes the Schedules.

1.5.	A reference to this Agreement or to any other agreement or document referred to in this Agreement is a reference to this Agreement or such other agreement or document as varied or novated in accordance with its terms from time to time.

1.6.	Unless the context otherwise requires, words in the singular shall include the plural, and the plural shall include the singular.

1.7.	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.8.	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality), and that person’s successors and permitted assigns.

1.9.	A reference to a Party shall include that Party’s successors and permitted assigns.

1.10.	A reference to a company shall include any company, corporation, or other body corporate, wherever and however incorporated or established.

1.11.	A reference to a Holding Company or a Subsidiary means a holding company or a subsidiary (as the case may be) as defined in section 1159 of the Companies Act 2006.

1.12.	A reference to writing or written includes fax and email provided that any agreement under clause 4.1, notice under clause 4.4 or 14, variation under clause 12.1, or waiver under clause 12.2 by email must be affected by electronic scanned copy of a hard copy original, which is then sent to the other party in accordance with clause 14.

1.13.	Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase, or term preceding those terms.

1.14.	Where the context permits, other and otherwise are illustrative and shall not limit the sense of the words preceding them.

1.15.	References to a document in agreed form are to that document in substantially the form agreed by the Parties and initialed by them or on their behalf for identification.

1.16.	Unless otherwise provided, a reference to a statute or statutory provision is a reference to it as amended, extended, or re-enacted from time to time.

1.17.	Any reference to an English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official, or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include a reference to that which most nearly approximates to the English legal term in that jurisdiction.

1.18.	Any obligation on a Party not to do something includes an obligation not to allow that thing to be done.

II.	SALE AND PURCHASE

On the terms of this Agreement, each of the Sellers shall severally sell, and the Buyer shall buy, that element of the Initial Ownership as is set against each Sellers name in Schedule 4, with effect from the Closing Date, and, each Seller severally grants to the Buyer the Option to acquire if the Buyer exercises the Option, that element of the Remaining Ownership as is set against each Sellers name in Schedule 4, with effect from the Option Completion Date, in each case with full title guarantee free from all Encumbrances and together with all rights that attach (or may in the future attach) to them.

III.	PURCHASE PRICE

3.1.	The Initial Purchase Price for the Initial Ownership is the sum of 70,000,000 shares of the common stock, $0.001 par value per share of the Buyer, NUKK, (the “Common Stock”), which shall be paid by the Buyer to the Sellers as set out in this clause 3 and clause 4. In addition to the Initial Purchase Price, Buyer shall pay an Additional Payment in the sum of 100,000 shares of Common Stock NUKK (the “Additional Payment”) for the Option to purchase the Remaining Ownership in exchange for the Remaining Purchase Price as set out in this clause 3 and clause 4. The Initial Purchase Price and the Additional Payment shall be apportioned among the Sellers as set out in Schedule 4

3.1.1.	Initial Purchase Price

(a)	In return for the Initial Ownership, on the Closing Date, Buyer shall issue to Sellers the Initial Purchase Price. NUKK covenants with the Sellers that such shares will be duly authorized, validly issued, fully paid and non-assessable and not subject to any preemptive rights.

The Sellers acknowledge that the certificates or the book entry, as applicable, representing the Initial Purchase Price and the Remaining Purchase Price shall have the below legend affixed:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “1933 ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER THE 1933 ACT AND THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT. FURTHER, THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS PURSUANT TO REGULATION S UNDER THE 1933 ACT. ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

The following terms additionally govern the purchase of the Initial Ownership and become operative immediately following the Closing Date subject always to sub-clause 3.1.1(b) below:

(b)	The Buyer’s rights under clause 3.1.1(a) shall be conditioned as follows:

i.	the Buyer shall not exercise any control or influence over the Target which would have the effect of making the Buyer a controller of the Target within the meaning of section 181 of FSMA;

ii.	the operation of the Target must at all times be conducted in accordance with applicable law and regulation;

iii.	the Sellers and any directors and employees of the Target performing controlled functions shall be entitled at all times to take actions that they consider necessary or desirable for compliance reasons; and

iv.	if, and to the extent that the operation of the Target following the Closing Date gives rise to a need for additional regulatory capital, the Buyer shall be responsible for contributing the same.

3.1.2.	Additional Payment for Option and Remaining Purchase Price.

(a)	In return for the Option to purchase the Remaining Ownership, on the Closing Date, Buyer shall issue to Sellers 100,000 shares of NUKK, pursuant to the following considerations:

i.	If the Buyer chooses to exercise the Option, Buyer will issue to the Sellers 30,000,000 shares of Common Stock (i.e., the Remaining Purchase Price) on the Option Completion Date in return for the Remaining Ownership. Such shares of Common Stock will be issued to the Sellers in the amounts set out in Schedule 4 and NUKK covenants with the Sellers that such shares will be duly authorized, validly issued, fully paid an non assessable and not subject to any pre-emptive rights.

IV.	CLOSING AND OPTION COMPLETION

4.1.	The Closing shall take place on the Closing Date and the Option Completion shall take place on the Option Completion Date remotely by telephone and by exchange of electronic scanned copies of this Agreement and the documents referred to in it with original copies to follow thereafter (or in such other manner as may be agreed in writing by the Parties).

4.2.	Prior to Closing:

Sellers shall deliver audited financial statements of the Target for the end of the Target’s fiscal years for 2019 and 2020 and the unaudited but reviewed financial statements for the most recent quarterly period, including, in each case, a balance sheet and the related statements of income, stockholders’ equity and cash flows, together with the related notes, (collectively, the “Financial Statements”). The Financial Statements will be prepared in accordance with all books, records and accounts of the Target, and will be true, correct and complete and have been prepared in accordance with United States’ generally accepted accounting principles, consistently applied, by an auditor registered with the Public Company Accounting Oversight Board. The Financial Statements shall present fairly the financial position of Target at the respective balance sheet dates, will reflect all liabilities, contingent or other, of the Target of the type required to be reflected on corporate balance sheets prepared in accordance with United States’ generally accepted accounting principles as at such dates, and fairly present the results of Target’s operations, changes in stockholders’ equity and cash flows for the periods covered.

4.3.	At Closing:

4.3.1.	the Sellers shall comply with their obligations in Schedule 2; and

4.3.2.	the Buyer shall (subject to the Sellers’ compliance with their obligations in Schedule 2):

(a)	pay the Initial Purchase Price and the Additional Payment for the Option in accordance with clause 3.1.1 and 3.1.2; and

(b)	deliver to the Sellers a copy of the resolution adopted by the shareholder(s) of the Buyer approving the execution and delivery of this Agreement and any other documents to be delivered by the Buyer at Closing.

4.4.	At Option Completion:

4.4.1.	the Sellers shall comply with their obligations in Schedule 3; and

4.4.2.	the Buyer shall (subject to the Sellers’ compliance with their obligations in Schedule 3):

(a) pay the Remaining Purchase Price in accordance with clause 3.1.2(a)(i); and

(b) deliver to the Sellers a copy of the resolution adopted by the shareholder(s) of the Buyer approving the execution and delivery of any documents to be delivered by the Buyer at Option Completion.

4.5.	If the Sellers do not comply with their obligations in clause 4.3.1 in any material respect, the Buyer may (without prejudice to any other rights or remedies it has) proceed to Option Completion, defer Option Completion, or rescind this Agreement by notice in writing to the Sellers.

4.6.	As soon as possible after Closing the Sellers shall send to the Buyer (at the Buyer’s registered office or as otherwise directed) all records, correspondence, documents, files, memoranda, and other papers in its possession relating to the Target, which are not kept at any of the offices of the Target or are not required to be delivered.

V.	WAIVER OF CLAIMS

5.1.	The Sellers unconditionally and irrevocably waive with effect from completion of the Closing and Option, if exercised, all and any rights and claims that it may have against the Target or any of its respective employees, directors, agents, or officers on whom the Sellers have, or may have, relied in connection with or agreeing the terms of this Agreement, and further undertake to the Buyer, the Target and each of the employees, directors, agents or officers not to make any such claims.

5.2.	The Buyer unconditionally and irrevocably waives with effect from completion of the Closing and Option, if exercised, all and any rights and claims that it may have against the Sellers, the directors of the Target listed in Schedule 1 or any of its respective employees, directors, agents, or officers on whom the Buyer has, or may have, relied in connection with or agreeing the terms of this Agreement, and further undertakes to the directors of the Target listed in Schedule 1 or any of its respective employees, directors, agents or officers not to make any such claims.

VI.	CONFIDENTIALITY AND ANNOUNCEMENTS

6.1.	Subject always to clauses 6.2 and 6.3, each Party undertakes to the other Party and, prior to the Closing or Option Completion, the Buyer undertakes to the Target that it shall and after such Closing or Option Completion the Sellers undertake to the Target that they shall:

6.1.1.	keep confidential the terms of this Agreement and all confidential information or trade secrets in their possession concerning the business, affairs, customers, clients, or suppliers of the Target and any member of the Buyer’s Group or the Sellers’ Group, as the case may be. This clause shall not preclude the Buyer from using or disclosing the information about the Target and its business, affairs, customers, clients, or suppliers after completion, as it deems fit, nor shall it preclude the Sellers from using or disclosing the information about the Target and its business, affairs, customers, clients or suppliers before completion, as it deems fit;

6.1.2.	not make any public announcement in connection with this Agreement or transactions contemplated herein except with the prior written consent of the other Party unless otherwise required by law;

6.1.3.	not disclose any of the information referred in clause 6.1.1 in whole or in part to any third party, except as expressly permitted by this clause 6; and

6.1.4.	not make any use of any of the information referred in clause 6.1.1, other than to the extent necessary for the purpose of exercising or performing its rights and obligations under this Agreement, except as expressly permitted by clause 6.1.1.

6.2.	Notwithstanding any other provision of this Agreement, no Party shall be obliged to keep confidential or to restrict its use of any information that:

6.2.1.	is or becomes generally available to the public (other than as a result of its disclosure by the receiving Party or any person to whom it has disclosed the information in accordance with clause 6.3, in breach of this Agreement); or

6.2.2.	was, is, or becomes available to the receiving Party on a non-confidential basis from a person who, to the receiving Party’s knowledge, is not bound by a confidentiality agreement with the disclosing Party or otherwise prohibited from disclosing the information to the receiving Party.

6.3.	A Party may disclose any information that it is otherwise required to keep confidential under this clause 6 to the extent:

(a) the information is disclosed to a Party’s legal, tax, or other advisors on the need to know basis;

(b) disclosure is required by the laws of any jurisdiction to which that Party is subject; or

(c) disclosure is made to any court of competent jurisdiction, or any judicial, governmental or similar body, or any Taxation Authority or securities exchange of competent jurisdiction, or any other regulatory authority; or

(d) disclosure is required to make any filing with, or obtain any authorization from, a regulatory, governmental or similar body, or any Taxation Authority or securities exchange of competent jurisdiction; or

(e) disclosure is required or desirable to protect that Party’s interest in any legal proceedings.

VII.	POST-COMPLETION OBLIGATIONS AND FURTHER ASSURANCE

7.1.	The Sellers shall (at the Buyer’s expense) promptly execute and deliver such documents and perform such acts as the Buyer may reasonably require from time to time for the purpose of giving full effect to this Agreement.

7.2.	The Sellers undertake to the Buyer that, if and for so long as they remain the registered holder of any of the Initial Ownership after Closing or the Remaining Ownership after Option Completion, they shall:

7.2.1.	hold such Sale Shares together with all dividends and any other distributions of profits, surplus or other assets in respect of such Sale Shares and all rights arising out of or in connection with them, in trust for the Buyer;

7.2.2.	deal with and dispose of such Sale Shares, dividends, distributions, assets, and rights as the Buyer shall direct;

7.2.3.	exercise all voting rights attached to such Sale Shares in such manner as the Buyer shall direct; and

7.2.4.	if required by the Buyer, execute all instruments of proxy or other documents as may be necessary to enable the Buyer to attend and vote in relation to such Sale Shares at any meeting of the Target.

VIII.	REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Sellers represent and warrant to Buyer that the statements contained in this Article VIII are true and correct as of the Effective Date hereof and as of the Closing Date:

8.1.	Organization and Authority of Sellers and Target; Enforceability. Sellers warrant that the Target is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Sellers have full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Sellers of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Target. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Sellers and (assuming due authorization, execution and delivery by Buyer) constitute the legal, valid and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms. Each of the Sellers has full legal capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

8.2.	No Conflicts; Consents. The execution, delivery and performance by Sellers of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of the Target; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Target or the Initial Ownership or Remaining Ownership; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Sellers or Target are a party or to which any of the Initial Ownership or Remaining Ownership are subject; or (d) result in the creation or imposition of any encumbrance on Initial Ownership or Remaining Ownership. No consent, approval, waiver or authorization is required to be obtained by Sellers or Target from any person or entity (including any Governmental Authority) in connection with the execution, delivery and performance by Sellers of this Agreement and the consummation of the transactions contemplated hereby.

8.3.	Title to Initial Ownership and Remaining Ownership; Sufficiency. Sellers each own and have good title to the Initial Ownership and Remaining Ownership set against their name in Schedule 4, free and clear of all encumbrances. The Initial Ownership and Remaining Ownership are sufficient for the continued conduct of the Target after the Closing in substantially the same manner as the Target was conducting business prior to the Closing.

8.4.	Financial Information; No Undisclosed Liabilities. The financial information of the Target provided by Sellers to Buyer is accurate, correct and complete in accordance with the books and records of the Target, and presents fairly the results of operations [and financial condition] of the Target for the periods presented. Target has no liabilities other than those disclosed by the Sellers to the Buyer.

8.5.	Contracts. There is no contract between Target, any of its affiliates or the Sellers that relates to, or is necessary for the conduct of, the business of the Target. Each assumed contract by the Buyer is valid and binding on Sellers and Target in accordance with its terms and is in full force and effect. None of Sellers or Target, or, to Sellers’ knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any assumed contract, if any. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any assumed contract, if any, or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each assumed contract (including all modifications, amendments and supplements thereto and waivers thereunder), if any, have been made available to Buyer. There are no material disputes pending or threatened under any assumed contract, if any.

8.6.	Intellectual Property.

8.6.1.	No intellectual property of the Target represented by Sellers to Buyer is the subject of any Intellectual Property Registration.

8.6.2.	The Target is the sole and exclusive legal and beneficial owner of all right, title and interest in and to any intellectual property, and has the valid right to use all other intellectual property used in or necessary for the conduct of the Target as currently conducted, in each case, free and clear of encumbrances.

8.6.3.	The intellectual property represented by Sellers to Buyer represents the only intellectual property necessary to operate the Target as presently conducted. The consummation of the transactions contemplated hereunder will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Buyer’s right to own, use or hold for use any intellectual property as owned, used or held for use in the conduct of the Target as currently conducted.

8.6.4.	Target’s rights in the Target’s intellectual property are valid, subsisting and enforceable. Sellers and Target have taken all reasonable steps to maintain the intellectual property assets of the Target and to protect and preserve the confidentiality of all trade secrets included in the Target’s intellectual property.

8.6.5.	The conduct of the Target as currently and formerly conducted, and its intellectual property licensed under any intellectual property agreements, if any, as currently or formerly owned, licensed or used by Sellers and/or Target, have not infringed, misappropriated, diluted or otherwise violated, and have not, do not and will not infringe, dilute, misappropriate or otherwise violate, the intellectual property or other rights of any person. No person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any intellectual property assets of the Target.

8.6.6.	There are no legal actions settled, pending or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the intellectual property of the Target in connection with its conduct; (ii) challenging the validity, enforceability or ownership of any intellectual property of the Target or the Target’s rights with respect to such intellectual property assets; or (iii) by Target or Sellers or any other person alleging any infringement, misappropriation, dilution or violation by any person of any intellectual property belonging to Target. Target is not subject to any outstanding or prospective governmental order (including any motion or petition therefor) that does or would materially restrict or impair the use of any of the Target’s intellectual property assets.

8.6.7.	Sellers and the Target have taken reasonable precautions to protect the secrecy and confidentiality of the Target’s trade secrets, and no material trade secrets of the Target have been disclosed or authorized to be disclosed to any person, other than (i) pursuant to a non-disclosure provisions protecting the Target’s proprietary interests in and to such proprietary and confidential information, or pursuant to a business decision by Target’s management that such proprietary and confidential information should be made public or that Target no longer has a significant business interest its remaining confidential, including disclosures, such as disclosures of historical financial information, made pursuant to applicable law, disclosures of information regarding products following the commercial release of such products, and similar disclosures in the ordinary course of business.

8.7.	Taxes.

8.7.1.	All tax documentation required to be filed by the Target for any pre-Closing period has been, or will be, timely filed. Such tax documents are, or will be, true, complete and correct in all respects. All taxes due and owing by the Target (whether or not shown on any tax documentation) have been, or will be, timely paid by Closing.

8.7.2.	Target has withheld and paid each tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable law.

8.7.3.	No extensions or waivers of statutes of limitations have been given or requested with respect to any taxes of the Target.

8.7.4.	All deficiencies asserted, or assessments made, against Target as a result of any examinations by any taxing authority have been fully paid.

8.7.5.	Target is not a party to any action by any taxing authority of the U.K. There are no pending or threatened actions by any taxing authority.

8.7.6.	There are no encumbrances for taxes upon any of the Initial Ownership or Remaining Ownership nor, to Sellers’ knowledge, is any taxing authority in the process of imposing any encumbrances for taxes on any of the Initial Ownership or Remaining Ownership.

8.8.	Litigation. There is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of the Sellers, overtly threatened against the Target, or to which the Target is otherwise a party, which, if adversely determined, would have a material adverse effect, before any court, or before any governmental department, commission, board, agency, or instrumentality; nor to the knowledge of the Sellers is there any reasonable basis for any such action, proceeding, or investigation. The Target is not subject to any judgment, order or decree of any court or governmental agency except to the extent the same are not reasonably likely to have a material adverse effect and the Target is not engaged in any legal action to recover monies due it or for damages sustained by it.

8.9.	Schedule 8.9 sets forth all of the following Contracts to which the Target is a party or by which it is bound (collectively, the "Material Contracts"): (i) Contracts with any the Seller or any current officer or director of the Target; (ii) Contracts with any labor union or association representing any employee of the Target; (iii) Contracts pursuant to which any party is required to purchase or sell a stated portion of its requirements or output from or to another party; (iv) Contracts for the sale of any of the assets of the Target other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets; (v) joint venture agreements; (vi) Contracts containing covenants of the Target not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Target in any line of business or in any geographical area; (vii) Contracts relating to the acquisition by the Target of any operating business or the capital stock of any other person; (viii) Contracts relating to the borrowing of money; or (ix) any other Contracts which involve the expenditure of more than $25,000 require performance by any party more than one year from the date hereof. There have been made available to the Buyer and their representatives true and complete copies of all of the Material Contracts. All of the Material Contracts and other agreements are in full force and effect and are the legal, valid and, upon execution of this Agreement, are the binding obligation of the Buyer, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Neither the Sellers nor the Target are in default in any material respect under any Material Contract, nor, to the knowledge of Sellers or the Target, is any other party to any Material Contract in default thereunder in any material respect

8.10.	Financial Advisors. No Person has acted, directly or indirectly, as a broker or finder for the Sellers or the Target in connection with the transactions contemplated by this Agreement and no person is entitled to any fee or commission or like payment in respect thereof.

8.11.	Sellers individually represent that each Seller is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Further, Sellers individually represent that each Seller is not a U.S. Person as defined in Section 904 of Regulation S promulgated under the Securities Act. Sellers individually hereby represent that the representations contained below are true and correct:

8.11.1.	The issuance and sale to each Seller of the Initial Purchase Price is (i) intended to be exempt from the registration requirements of the Securities Act, pursuant to the provisions of Regulation S; (ii) is not to a “U.S. Person,” as such term is defined in Regulation S and herein, and is not acquiring the Initial Purchase Price for the account or benefit of any U.S. Person; and (iii) the offer and sale of the Initial Purchase Price has not taken place, and is not taking place, within the United States of America or its territories or possessions. Sellers acknowledge that the offer and sale of the Initial Purchase Price has taken place, and is taking place in an “offshore transaction,” as such term is defined in Regulation S.

8.11.2.	Each individual Seller acknowledges and agrees that, pursuant to the provisions of Regulation S, the Initial Purchase Price cannot be sold, assigned, transferred, conveyed, pledged or otherwise disposed of to any U.S. Person or within the United States of America or its territories or possessions for a period of one year from and after the Closing Date, unless such shares are registered for sale in the United States pursuant to an effective registration statement under the Securities Act or another exemption from such registration is available. Each Seller acknowledges that it has not engaged in any hedging transactions with regard to the Securities.

8.11.3.	Seller consents to the placement of a legend on any certificate, note or other document evidencing the Initial Purchase Price and understands that the Company shall be required to refuse to register any transfer of Initial Purchase Price not made in accordance with applicable U.S. securities laws.

8.11.4.	Sellers represent that no Seller is a “distributor” of securities, as that term is defined in Regulation S, nor a dealer in securities.

8.11.5.	Each Seller understands that the Initial Purchase Price have not been registered under the Securities Act, or the securities laws of any state and are subject to substantial restrictions on resale or transfer. The Initial Purchase Price are “restricted securities” within the meaning of Regulation S and Rule 144, promulgated under the Securities Act.

8.11.6.	Each Seller acknowledges that the Initial Purchase Price may only be sold offshore in compliance with Regulation S or pursuant to an effective registration statement under the Securities Act or another exemption from such registration, if available. In connection with any resale of the Initial Purchase Price pursuant to Regulation S, NUKK will not register a transfer not made in accordance with Regulation S, pursuant to an effective registration statement under the Securities Act or in accordance with another exemption from the Securities Act.

8.11.7.	Such Seller makes the representations, declarations and warranties as contained in this Section 8.8 with the intent that the same shall be relied upon by NUKK in determining its suitability as a purchaser of Initial Purchase Price.

8.11.8.	Sellers individually hereby represent that the representations contained in this section are true and correct with respect to such Sellers.

8.12.	Full Disclosure. No representation or warranty by Sellers contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

IX.	REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers that the statements contained in this Article IX are true and correct as of the Effective Date hereof and as of the Closing Date.

9.1.	Organization and Authority of Buyer; Enforceability. Buyer represent that NUKK is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Buyer has full power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out their obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Sellers) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

9.2.	No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of the Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any agreement to which Buyer is a party. No consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

9.3	Compliance. Buyer represents and warrants that it will comply with all applicable United States Securities & Exchange Commission regulations in performing its obligations under this Agreement.

9.4	Full Disclosure. No representation or warranty by Buyer in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

X.	ASSIGNMENT

Subject to the Buyer giving one month’s prior written notice to the Sellers, the Buyer may assign or transfer its rights (but not its obligations) under this Agreement (or any document referred to in this Agreement) to another member of its Group (provided that, should such assignee cease to be a member of the Buyer’s Group, such rights are assigned or transferred back to the Buyer or another member of its Group prior to such cessation).

XI.	ENTIRE AGREEMENT

This Agreement (together with the documents referred to in it) constitutes the entire agreement between the Parties and supersedes and extinguishes all previous discussions, correspondence, negotiations, drafts, agreements, promises, assurances, warranties, representations, and understandings between them, whether written or oral, relating to their subject matter. Accordingly, no provisions are to be regarded as implied into this Agreement and shall be excluded, save for those implied by applicable law that are not capable of being lawfully excluded. Each Party acknowledges and confirms that in entering into this Agreement they are not relying on, and shall have no remedies in respect of, any representation, warranty, or on any other information or statement of opinion or belief not expressly set out in this Agreement. Except as expressly set out in this Agreement, the Parties shall not have any right whether before or after Option Completion to rescind or terminate this Agreement. Nothing in this clause shall limit the liability of either Party for fraud or fraudulent misrepresentation.

XII.	VARIATION AND WAIVER

12.1.	No variation of this Agreement shall be effective unless it is in writing and signed by the Parties (or their authorized representatives).

12.2.	A waiver of any right or remedy under this Agreement or by law is only effective if it is given in writing and is signed by the person waiving such right or remedy. Any such waiver shall apply only to the circumstances for which it is given and shall not be deemed a waiver of any subsequent breach or default.

12.3.	A failure or delay by any person to exercise any right or remedy provided under this Agreement or by law shall not constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict any further exercise of that or any other right or remedy.

12.4.	No single or partial exercise of any right or remedy provided under this Agreement or by law shall prevent or restrict the further exercise of that or any other right or remedy.

XIII.	COSTS

Except as expressly provided in this Agreement, each Party shall pay its own costs and expenses incurred in connection with the negotiation, preparation, and execution of this Agreement (and any documents referred to in it).

XIV.	NOTICES

14.1.	A notice given to a Party under or in connection with this Agreement:

14.1.1.	shall be in writing and in English;

14.1.2.	shall be signed by or on behalf of the Party giving it; and

14.1.3.	shall be delivered by hand or sent by reputable international courier to the relevant Party to the address first set out above (or to such other address as that Party may notify to the other Party in accordance with this Agreement or, in the case of Buyers, Buyers’ process agent appointed pursuant to clause 19.1).

14.2.	Delivery of a notice is deemed to have taken place (provided that all other requirements in this clause 14 have been satisfied) if delivered by hand, at the time the notice is left at the address, or if sent by international courier on signature of a delivery receipt or at the time the notice is left at the address.

XV.	SEVERANCE

If any provision or part-provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal, and enforceable. If such modification is not possible, the relevant provision or part-provision shall be deemed deleted. Any modification to or deletion of a provision or part-provision under this clause shall not affect the validity and enforceability of the rest of this Agreement.

XVI.	AGREEMENT SURVIVES COMPLETION

This Agreement (other than obligations that have already been fully performed) remains in full force after completion of the Closing and Option, if exercised.

XVII.	THIRD PARTY RIGHTS

A person who is not a Party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

XVIII.	SUCCESSORS

This Agreement (and the documents referred to in it) are made for the benefit of the Parties and their successors and permitted assigns, and the rights and obligations of the Parties under this Agreement shall continue for the benefit of, and shall be binding on, their respective successors and permitted assigns.

XIX.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute the one Agreement.

XX.	RIGHTS AND REMEDIES

Except as expressly provided in this Agreement, the rights and remedies provided under this Agreement are in addition to, and not exclusive of, any rights or remedies provided by law.

XXI.	SERVICE OF PROCESS

21.1.	The Buyer irrevocably appoints [Shipkevich_________] of [Birchin Court, 20 Birchin Lane, ondon, England he3v904] as its process agent to receive on its behalf service of process in any proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Buyer). If for any reason such process agent ceases to be able to act as a process agent or no longer has an address in England, the Buyer irrevocably agrees to appoint a substitute process agent acceptable to the Sellers and to deliver to the Sellers a copy of the new process agent’s acceptance of that appointment within five Business Days.

21.2.	The Buyer irrevocably consents to any process in any legal action or proceedings in connection with this Agreement being served on it in accordance with the provisions of this Agreement relating to the service of notices. Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by applicable law.

XXII.	DUE DILIGENCE

This Agreement is subject to Buyer’s due diligence review. Buyer shall be completely satisfied, in its sole discretion, with its due diligence review of the operational, financial performance and forecasts of the Target and that the representations and warranties provided to Buyer pursuant to this Agreement are true and correct. Buyer will commence due diligence immediately upon execution of this Agreement and the Sellers shall procure that they as well as the Target shall fully cooperate with Buyer in connection with the Buyer’s due diligence review. Buyer will complete its due diligence as soon as reasonably practicable. Buyer will notify Sellers if Buyer considers the results of its due diligence review to be unsatisfactory.

XXIII.	GOVERNING LAW AND JURISDICTION

23.1.	This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

23.2.	Each Party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims).

This Agreement has been entered into as of the Effective Date.

SCHEDULE 1

Particulars of the Target

Name:	Match Financial Limited

Previous Names:	n/a

Company Number:	11864364

Registered Office:	4th Floor 100 Fenchurch Street, London, United Kingdom, EC3M 5JD

Issued Share Capital:	70% ownership interest of Match Financial Ltd., e.g., 1,152 ordinary shares of £1.00 each

Registered Members (and number of Sale Shares held):	(1) Michael Stephen Greenacre (100 ordinary shares of £1.00 each);
(2) Nicholas Aaron Gregory (15 ordinary shares of £1.00 each);
(3) Jamal Khurshid (610 ordinary shares of £1.00 each);
(4) Travers David Lee (80 ordinary shares of £1.00 each);
(5) Azam Shah (160 ordinary shares of £1.00 each);
(6) Craig Iain Vallis (300 ordinary shares of £1.00 each);
(7) Bertram Bartholomew Worsley (80 ordinary shares of £1.00 each); and
(8) Oliver James Worsley (300 ordinary shares of £1.00 each).

Directors and shadow directors:	Jamal Khurshid, and Craig Iain Vallis

Secretary:	n/a

Auditors:

Accounting reference date:

Registered charges:	n/a

SCHEDULE 2

Closing

1. At Closing, each of the Sellers shall deliver to the Buyer a duly executed stock transfer form in respect of that element of the Initial Ownership set against its name in Schedule 4, in agreed form, in favour of the Buyer.

2. The Sellers shall cause a board meeting of the Target to be held at Closing at which the registration of the transfer of the Initial Ownership shall be approved, subject only to the transfer being stamped at the cost of the Buyer.

3. The Sellers shall deliver fully executed service agreements procuring availability of ______________________________________________________________________________ in a form previously agreed to and satisfactory to the Buyer.

SCHEDULE 3

Option Completion

1.	At Option Completion, to the extent not previously delivered, the Sellers shall deliver to the Buyer:

1.1	a duly executed stock transfer form in respect of that element of the Remaining Ownership set against its name in Schedule 4, in favour of the Buyer;

1.2	certificate(s) for the Remaining Ownership or an indemnity, in agreed form, for any lost certificates;

1.3	the statutory registers and minute books (duly written up to the time of Option Completion), the common seal (if any), certificate of incorporation and any certificates of incorporation on change of name relating to the Target; and

1.4	the written resignation, in agreed form and executed as a deed, of Michael Stephen Greenacre, Jamal Khurshid, and Craig Iain Vallis as directors of the Target.

2.	The Sellers shall cause a board meeting of the Target to be held on the Option Completion Date at which the following matters shall take place:

2.1	the approval of the registration of the transfer of the Sale Shares, subject only to the transfers being stamped at the cost of the Buyer.

[please confirm how NUKK shares are to be delivered – is it via an Exchange agent?]

SCHEDULE 4

SELLERS DETAILS

NAME	INITIAL OWNERSHIP SHARES	NUMBER OF INITIAL PURCHASE PRICE SHARES	NUMBER OF ADDITIONAL PURCHASE PRICE	REMAINING OWNERSHIP SHARES	REMAINING PURCHASE PRICE SHARES
Michael Greenacre	70	4,253,472	6076	30	1,822,917
Nicholas Gregory	11	668,403	955	4	286,458
Jamal Khurshid	427	25,946,180	37067	183	11,119,792
Travers David Lee	56	3,402,778	4861	24	1,458,333
Azam Shah	112	6,805,555	9722	48	2,916,667
Craig Vallis	210	12,760,417	18229	90	5,468,750
Bertram Bartholemew	56	3,402,778	4861	24	1,458,333
Oliver Worsley	210	12,760.417	18229	90	5,468,750

EXECUTION PAGE

Signed by	/s/Emil Assentato
Name:	Emil Assentato, on behalf of Nukkleus, Inc.
Date:	May 24, 2021

Signed by	/s/ Michael Stephen Greenacre
Name:	Michael Stephen Greenacre
Date:	21/May/2021

Signed by	/s/ Nicholas Aaron Gregory
Name:	Nicholas Aaron Gregory
Date:	21/May/2021

Signed by	/s/ Jamal Khurshid
Name:	Jamal Khurshid
Date:	21/May/2021

Signed by	/s/ Travers David Lee
Name:	Travers David Lee
Date:	21/May/2021

Signed by	/s/ Azam Shah
Name:	Azam Shah
Date:	21/May/2021

Signed by	/s/ Craig Iain Vallis
Name:	Craig Iain Vallis
Date:	21/May/2021

Signed by	/s/ Bertram Bartholomew Worsley
Name:	Bertram Bartholomew Worsley
Date:	21/May/2021

Signed by	/s/ Oliver James Worsley
Name:	Oliver James Worsley
Date:	21/May/2021